EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO RULE 13a-14(b) OR RULE 15d-14(b)

OF THE SECURITIES EXCHANGE ACT OF 1934 AND 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of VBI Vaccines Inc. (the "Company") on Form 10-Q for the period ended September 30, 2014 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jeff Baxter, President & CEO of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

          (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Jeff Baxter

Jeff Baxter

President & Chief Executive Officer

(Principal Executive Officer)

November 14, 2014

This certification is made solely for the purpose of 18 U.S.C. Section 1350, and not for any other purpose. A signed original of this written statement required by Section 906 has been provided to VBI Vaccines Inc. (formerly Paulson Capital (Delaware) Corp.) and will be retained by VBI Vaccines Inc. (formerly Paulson Capital (Delaware) Corp.) and furnished to the Securities and Exchange Commission or its staff upon request.